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                       CHARTWELL INVESTMENT PARTNERS, L.P.

                       COMPLIANCE POLICIES AND PROCEDURES

STATEMENT OF BUSINESS ETHICS OF CHARTWELL INVESTMENT
      PARTNERS, L.P.

            Chartwell Investment Partners, L.P. is committed to maintaining the highest legal and ethical standards in the conduct of our business. We have built our reputation on client trust and confidence in our professional abilities and our integrity. As fiduciaries, we place our clients' interests above our own. Meeting this commitment is the responsibility of our Firm and each and every one of our employees.

      Code of Ethics for Chartwell Investment Partners, L.P.

The following Code of Ethics shall apply to all partners, officers and employees of Chartwell Investment Partners, L.P. ("Associates").(1) This Code of Ethics is based on the principle that all Chartwell Associates owe a fiduciary duty to the Firm's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest.

Please direct any questions about this Code of Ethics to the Compliance Officer.

            Code of Conduct Governing Personal Securities Transactions.

                  The personal trading activities of all Chartwell Associates must be conducted in a manner to avoid actual or potential conflicts of interest with Chartwell's clients. No Associate may use his or her position with Chartwell or any investment opportunities he

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(1) For purposes of compliance with the Code of Ethics, the term "partner"
includes the Firm's general partner and certain limited partners, as described below. The Firm's general partner is Chartwell G.P., Inc. (the "General Partner"). The General Partner is a Pennsylvania corporation and, as a practical matter, does not engage in personal securities transactions. Members of the General Partner's Board of Directors, however, may engage in personal securities transactions. Such directors and the Firm's limited partners are subject to this Code only if they participate in forming investment decisions or receive information about investment decisions or client transactions.

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                        or she learns of because of his or her position with
                        Chartwell, to the detriment of Chartwell's clients. Chartwell Associates are not permitted to front-run any securities transaction of a client, or to scalp by making recommendations for clients with the intent of personally profiting from personal holdings of transactions in the same or related securities. Each Associate should promptly report any situation or transaction involving an actual or potential conflict of interest to the Compliance Officer.

                  Even if not specifically prohibited under paragraph D below, certain personal trading activities may create or appear to create conflicts of interest. If an Associate has any doubt whether a personal trade raises a conflict of interest, the Associate should consult the Compliance Officer before trading. The Compliance Officer's determination as to whether a particular personal trading activity is permitted shall be conclusive. If the Compliance Officer determines that a particular personal trading activity is not permitted, the Associate must refrain from or terminate the activity immediately. Failure to comply with the Compliance Officer's determination may result in sanctions, up to and including termination.

                  The Management Committee may except any person, security or transaction from any specific provision of the Code. The Management Committee will prepare a report documenting the nature of any exception granted, the persons involved and the reasons for granting such exception. Any approval or exception granted by the Management Committee under this Code shall not be viewed as or deemed to be a Code violation.

            Who Is Covered By These Requirements?

            All Chartwell Associates and members of their immediate family who reside in their household are subject to Chartwell's policies and procedures governing personal securities transactions.

            What Accounts and Transactions Are Covered?

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                        Subject to the last sentence of this paragraph, the
                        policies and procedures cover (1) all personal securities accounts and open-end mutual fund* transactions of each Chartwell Associate, and (2) all securities and accounts in which a Chartwell Associate has "beneficial ownership." For purposes of these requirements, "beneficial ownership" has the same meaning as in Securities Exchange Act Rule 16a-1(a)(2). Generally, a person has beneficial ownership of a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares direct or indirect interest in the security. A transaction by or for the account of a spouse or other immediate family member living in the same home with a Chartwell Associate is considered the same as a transaction by the employee. Instances where Chartwell Associates trade for the account of spouses or other immediate family members not living in the same home are also covered. These policies and procedures do not cover any securities accounts and/or transactions relating to (a) any pooled investment product (including without limitation, private investment partnerships, wrap programs) in which there is significant beneficial ownership by persons other than Chartwell Associates, spouses or other immediate family members living in the same home with such Associate; and (b) private investment partnerships formed for the sole purpose of incubating long-only products for Chartwell.

            What Securities Are Covered By These Requirements?

            All securities (and derivative forms thereof, including options and futures contracts) are covered by these requirements except (1) securities that are direct obligations of the United States, such as Treasury bills, notes and bonds and derivatives thereof; (2) bankers' acceptances; (3) bank certificates of deposit; (4) commercial paper; (5) high quality short-term debt instruments, including repurchase agreements; (6) municipal and corporate bonds,
            (7) shares of registered, open-end mutual funds and (8) exchange traded funds. PLEASE NOTE THAT SHARES OF OPEN-END MUTUAL FUNDS MANAGED AND SUB-ADVISED BY CHARTWELL (SEE ATTACHED LIST), CLOSED-END FUNDS AND UNIT INVESTMENT TRUSTS ARE COVERED.

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* trades of open-end mutual funds either managed or sub-advised by Chartwell.

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            What Transactions Are Prohibited By These Requirements?

                  Chartwell Associates may not purchase or sell, directly or indirectly, any security within seven calendar days before or three calendar days after the time that the same security is being or has been purchased or sold or considered for purchase or sale for a Chartwell client without prior written approval of the Compliance Officer. Chartwell Associates who breach this prohibition by purchasing a security within seven calendar days before a Chartwell client trades such security and without prior approval, shall be prohibited from selling that security for a period of six months from the date of the trade. Any profits realized from a sale of such security within the proscribed six month period shall be relinquished. Further, a Chartwell Associate who sells a security within seven calendar days before a Chartwell client sells such security and without prior approval shall relinquish any profits realized on such transaction equal to the difference between the Chartwell Associate's sale price and the Chartwell client's sale price.

                  Chartwell Associates may not purchase or sell any Large
                        CapValue securities nor any related options transactions held in Chartwell client accounts due to conflict of interest with Wrap Program portfolio holdings.

                  Chartwell Associates may not purchase any securities
                        (including those otherwise excepted from coverage under paragraph 4 above) in a private placement or initial public offering without the prior written approval of the Compliance Officer (i.e.-email the Compliance Group prior to the transaction to attain necessary approval).

                  Chartwell Associates may not profit from the purchase and sale or sale and purchase of the same security within a 60 day period. Any profits realized from such trades shall be relinquished.

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                  Chartwell Associates purchasing, exchanging or redeeming
                        shares in Chartwell managed or sub-advised open-end mutual funds must comply with the policies and standards set forth in the funds' prospectuses, including specifically the restrictions on market timing activities and exchanges. In addition, Chartwell Associates who redeem shares of such fund purchased within the preceding 30 days (a "short-term" trade), must report the short-term trade to the Compliance Dept. no more than two business days after the transaction. All short-term trades will be monitored and reviewed by the Compliance Dept., whether or not they are reported. Chartwell Associates may be required to relinquish any profit made on such a trade.

                  Chartwell Associates may not serve on the board of directors of any publicly traded or private company without the prior written approval of the Compliance Officer.

                  Chartwell Associates are not permitted to accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Firm because of that person's association with the Firm.

                        For the purpose of this provision, the following gifts from broker-dealers or other persons providing services to the Firm will not be considered to be in violation of this section:

                        (i)   an occasional meal;

                        (ii) an occasional ticket to a sporting event, the theater, or comparable entertainment;

                        (iii) a holiday gift of fruit or other goods, provided
                              however, that such gift is made available to all Chartwell employees.

            Pre-Clearance of Personal Transactions.

                  Chartwell Associates must pre-clear personal securities and
                        Chartwell managed/sub-advised open-end mutual fund transactions with the Trading and Compliance departments. Pre-clearance of a securities transaction is valid for 48 hours. A Pre-Clearance

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                        Form is found at Attachment 1 (Form C). Pre-clearance
                        forms must be signed by the Associate, the Trading Desk and the Compliance Officer (or designee). The Compliance Officer will also pre-clear any trader's trades if another trader is not available. Forms must then be given to the Compliance Officer (or designee).

                  Pre-clearance is not necessary for the following transactions:

                        (i) Purchases or sales over which the Associate has no direct or indirect influence or control.

                        (ii) Purchases that are part of an automatic dividend reinvestment plan.

            Reports of Securities Holdings and Identification of Securities
                  Accounts.

                  Every Chartwell Associate shall disclose to the Compliance
                        Officer (or designee) all personal securities and open-end mutual fund* holdings (including municipal and corporate bonds and exchange traded funds for this reporting purpose) and accounts upon commencement of employment and thereafter on an annual basis as of December 31. A form for this purpose may be found at Attachment 1 (Form E).

                  Every Associate shall direct their brokers to supply to the
                        Compliance Officer (or designee), on a timely basis, duplicate copies of the confirmation of all personal securities and mutual fund transactions (including municipal and corporate bonds and exchange traded funds for this reporting purpose) as well as account statements and shall notify the Compliance Officer when the Associate opens a securities account. A form for this purpose may be found at Attachment 1 (Form F).

                  Every Chartwell Associate shall certify annually to the
                        Compliance Officer (or designee) that:

                        (i) they have read and understand the Code of Ethics; and that they are subject thereto;

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                        (ii)  they have complied with the requirements of the
                              Code of Ethics; and

                        (iii) they have reported all personal securities and
                              open-end mutual fund* transactions and accounts required to be reported by the Code of Ethics.

                        (iv) they have reported all investments of limited partnerships and a brief description of the purpose of the LP's.

                  A form for this purpose may be found at Attachment 1 (Form B).

            Review and Enforcement of Code of Ethics.

                  The Compliance Officer (or designee) shall notify each person who becomes an Associate and is required to report under this Code of their reporting requirements no later than 10 days before the first quarter in which the person is required to begin reporting.

                  The Compliance Officer (or designee) will, on a quarterly
                        basis, review all reported personal securities transactions to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Compliance Officer must give the person an opportunity to supply explanatory material.

                  If the Compliance Officer finds that a Code violation may have occurred, the Compliance Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person to the Management Committee. The Management Committee will independently determine whether the person violated the Code.

                  No person shall be required to participate in a determination of whether he or she has violated the Code or discuss the imposition of any sanction against him or herself.

                  The Compliance Officer will submit his or her own personal securities reports, as required, to an Alternate Compliance Officer who shall fulfill the

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* transactions of open-end mutual funds either managed or sub-advised by
Chartwell.

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                        duties of the Compliance Officer with respect to the
                        Compliance Officer's reports.

                  If the Management Committee finds that a person has violated the Code, the Management Committee will approve an appropriate resolution of the situation, which may include any sanctions (including termination) that the Committee deems appropriate.

            Protection of Confidential Information Concerning Client
                  Recommendations or Advice.

            The Firm has adopted the following policies and procedures to limit access to information relating to decisions as to what advice or recommendations should be given to clients ("Advisory Information") to those of the Firm's officers, partners and employees who have a legitimate need to know that information:

                  Designation of Advisory Persons. The Management Committee
                        shall designate as "Advisory Persons" those of the Firm's officers, partners and employees who make or participate in decisions as to what advice or recommendations should be given to clients whose duties or functions relate to the making of such recommendations or who otherwise have a legitimate need to know information concerning such matters. The Compliance Officer (or designee) will inform such persons of their status as an "Advisory Person."

                  Obligations of Advisory Persons. In the handling of Advisory
                        Information, Advisory Persons shall take appropriate measures to protect the confidentiality of such information. Specifically, Advisory Persons shall refrain from:

                        Disclosing Advisory Information to anyone other than another Advisory Person, inside or outside of the Firm (including any employee of an affiliate); except on a strict need-to-know basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient; and

                        Engaging in transactions -- or recommending or suggesting that any person (other than a Firm client)

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                        engage in transactions - in any security to which the
                        Advisory Information relates.

                  General Policy Concerning Non-Advisory Persons. As a general matter, no employee of the Firm (other than those employees who are designated as Advisory Persons) or any employee of an affiliate of the Firm should seek or obtain access to Advisory Information. In the event that an employee of the Firm (other than an employee who is designated as an Advisory Person) should come into possession of Advisory Information, he or she should refrain from either disclosing the information to others or engaging in transactions (or recommending or suggesting that any person engage in transactions) in the securities to which such information relates.

            Monitoring Compliance with Insider Trading and Tipping Policies and
                  Procedures.

            The Compliance Officer (or designee) shall review duplicate confirmations and periodic account statements. This review is designed to (i) ensure the propriety of personal trading activity;
            (ii) avoid possible conflict situations; and (iii) identify transactions that may violate the prohibitions. The Compliance Officer shall immediately report any findings of possible irregularity or impropriety to the Management Committee.